                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

| |      Preliminary Proxy Statement (Amendment No. 2)
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                              CHECKFREE CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of Securities to which asset purchase applies:

                  --------------------------------------------------------------

         2) Aggregate number of securities to which asset purchase applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of asset purchase computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of asset purchase:

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         5)       Total fee paid:
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|_|      Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

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         4)       Date Filed


         Notes:

                              CHECKFREE CORPORATION




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                NOVEMBER 1, 2000

                                       AND

                                 PROXY STATEMENT




================================================================================


                                    IMPORTANT

                      PLEASE MARK, SIGN AND DATE YOUR PROXY
              AND PROMPTLY RETURN IT TO US IN THE ENCLOSED ENVELOPE

                              CHECKFREE CORPORATION
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                                 October 2, 2000
To Our Stockholders:



         Our annual meeting of stockholders will be held at our headquarters, 4411 East Jones Bridge Road, Norcross, Georgia, on Wednesday, November 1, 2000, at 4:00 p.m., local time, for the following purposes:



         (1) To elect two Class II Directors each to serve for a three-year term expiring at the 2003 annual meeting of stockholders.

         (2) To increase the number of authorized shares of the Company from 165,000,000 to 550,000,000, consisting of 500,000,000 shares of common stock, $.01 par value, 48,500,000 shares of preferred stock, $.01 par value, and 1,500,000 shares of Series A Junior Participating Cumulative Preferred Stock, $.01 par value.

         (3) To consider and act upon a proposed amendment to the Company's 1995 Stock Option Plan to increase the number of shares of the Company's common stock issuable upon exercise of stock options under the 1995 Stock Option Plan from 8,000,000 shares to 12,000,000 shares.

         (4) To transact any other business which may properly come before the meeting or any adjournment thereof.



         You will be most welcome at the meeting, and we hope you can attend. Our directors and officers and representatives of our independent public accountants will be present to answer your questions and to discuss our business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. You may also submit your proxy or voting instructions by telephone or the Internet. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in account at a brokerage firm or bank, you must instruct them on how to vote your shares.



                                    By Order of the Board of Directors,

                                    Curtis A. Loveland
                                    Secretary


              -----------------------------------------------------
                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
              -----------------------------------------------------

                              CHECKFREE CORPORATION
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 1, 2000

                          -----------------------------

         This proxy statement is furnished to you in connection with the solicitation of proxies to be used in voting at our annual meeting of stockholders to be held on November 1, 2000, and at any adjournment thereof. Our board of directors is soliciting the enclosed proxy. This proxy statement and the enclosed proxy will be first mailed to our stockholders on approximately October 2, 2000.

         We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Our representatives may also solicit proxies by mail, telegram, telephone, or personal interview.

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by us, or if your vote your shares by telephone or the Internet, prior to the annual meeting. If no directions are made to the contrary, your proxy will be voted FOR each of the proposals set forth in the Notice of Annual Meeting of Stockholders. You can change your vote at any time before your proxy is voted at the annual meeting in one of four ways:

         o        First, by revoking your proxy.

         o        Second, by submitting a new proxy.

         If you choose either of these methods, you must submit your notice of revocation or new proxy to our Corporate Secretary before the annual meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

         o Third, if you are a holder of record, you can attend the annual meeting and vote in person.

         o Fourth, if you submit your proxy or voting instructions electronically through the Internet or by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy revoked.

         Holders of record of our common stock at the close of business on September 15, 2000, will be entitled to vote at the annual meeting. At that time, we had 75,997,926 shares of our common stock outstanding and entitled to vote. Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the annual meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for those shares and vote those shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors.

         The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward a nominee's achievement of a plurality and, thus, will have no effect. Each other matter to be submitted to our stockholders for approval or ratification at the annual meeting requires the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on the matter. For purposes of determining the number of shares of our common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and, thus, will have no effect.

ELECTION OF DIRECTORS

         Our Restated Certificate of Incorporation provides for a classified board of directors with three classes. Each class of directors consists, as nearly as practical, of one-third of the total number of directors. Effective September 1, 2000, the total number of authorized directors was fixed at eight. Our board of directors proposes the election of two incumbent Class II Directors at the 2000 annual meeting of stockholders to continue service as Class II Directors. Six incumbent Class I and Class III Directors will continue in office, including:

         o James D. Dixon, who was elected on August 3, 2000, as a Class I director to fill the position created when our board of directors was expanded from six to seven members;

         o Henry C. Duques, who was elected on September 1, 2000, as a Class I director to fill a vacancy created on the board as a result of George R. Manser's retirement on August 3, 2000; and

         o Lewis Levin, who was elected on September 1, 2000, as a Class III director to fill the position created when our board of directors was expanded from seven to eight members.

The nominees for Class II Directors, if elected, will serve for three-year terms expiring at the 2003 annual meeting of stockholders.

         Mark A. Johnson and Eugene F. Quinn are currently Class II Directors and are being nominated by our board of directors for re-election as Class II Directors.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Johnson and Quinn as Class II Directors. In the event that any nominee for director should become unavailable, the number of our directors may be decreased pursuant to our By-Laws, or our board of directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for the substitute nominee.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth for each nominee and each continuing director, the person's name, age, and his position with us:

                               CLASS II DIRECTORS
                      (NOMINEES FOR TERMS EXPIRING IN 2003)

           NAME                      AGE                     POSITION
      -----------------        --------------        ------------------------
      Mark A. Johnson                47                      Director

      Eugene F. Quinn                46                      Director


                               CLASS III DIRECTORS
                             (TERMS EXPIRE IN 2001)
           NAME                      AGE                     POSITION
      -----------------        --------------        ------------------------
      Peter J. Kight                  44             Chairman of the Board and
                                                      Chief Executive Officer

      Lewis Levin                     43                     Director

      Jeffrey M. Wilkins              56                     Director


                                CLASS I DIRECTORS
                             (TERMS EXPIRE IN 2002)
           NAME                      AGE                     POSITION
      -----------------        --------------        ------------------------
      William P. Boardman             59                     Director

      James D. Dixon                  57                     Director

      Henry C. Duques                 57                     Director


         Peter J. Kight, our founder, has served as our Chairman and Chief Executive Officer since December 1997. He also serves as Chairman and Chief Executive Officer of CheckFree Services Corporation (a position he has held since 1981), CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner, Inc., and CheckFree TransPoint Holdings Inc. Mr. Kight is also a director of CheckFree Services Corporation, CheckFree Management Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner, Inc., and CheckFree TransPoint Holdings Inc. From 1997 to 1999, Mr. Kight served as President of CheckFree Corporation and, from 1981 to 1999, he served as President of CheckFree Services Corporation. Mr. Kight is a Director of Metatec International, Inc., a publicly-held company that distributes information utilizing CD-ROM technology.

         Mark A. Johnson has served as a Director since 1983. He also serves as a Director of CheckFree Services Corporation. Mr. Johnson served as our Vice Chairman from December 1997 to June 2000, as Executive Vice President, Business Development of CheckFree Services Corporation from 1993 to 1997, as Treasurer of CheckFree Services Corporation from 1993 to 1996, as Senior Vice President of CheckFree Services Corporation from 1991 to 1993, and as a Vice President of CheckFree Services Corporation from 1982 to 1991. Mr. Johnson is a Director of Claris Corporation, a publicly-held company that develops, markets and supports client/server financial software applications.

         William P. Boardman has served as a Director since July 1996. Mr. Boardman has been an officer of Bank One Corporation since 1984 and is currently Senior Executive Vice President.

         James D. Dixon has served as a Director since August 2000. Mr. Dixon has been Executive of Bank of America.com, a 1999 subsidiary of Bank of America, since February 2000. Mr. Dixon was Group Executive of Bank of America Technology and Operations, a subsidiary of Bank of America, from September 1998 to February 2000. Mr. Dixon was President of NationsBank Services, Inc., a subsidiary of NationsBank Corporation, from 1992 until the 1998 merger of NationsBank Corporation and Bank of America Corporation.

         Henry C. Duques has served as a Director since September 2000. Mr. Duques is the Chairman and Chief Executive Officer of First Data Corporation, a position he has held since April 1989. Prior to that time Mr. Duques served as Vice President and Chief Executive Officer of the Data Based Services Group of American Express Travel Related Services Company, Inc., the predecessor of First Data Corporation, until April 1989. Mr. Duques is also a director of theglobe.com and Unisys Corporation, both publicly held companies.

         Lewis Levin has served as a Director since September 2000. Mr. Levin is Vice President of Microsoft Corporation's Consumer and Commerce Group. Since joining Microsoft Corporation in 1986, Mr. Levin has served as Vice President of the Desktop Finance Division, as General Manager of the Excel Group, as Director of Applications Marketing, as Group Product Manager for the Graphics Business Unit, and has held a variety of other product marketing positions.

         Eugene F. Quinn has served as a Director since 1994. Mr. Quinn is a principal of Confluence Capital, a private investment firm. From March 1997 to April 1999, Mr. Quinn served as Senior Vice President for Online and Interactive Services at MTV Networks, a division of Viacom, Inc. From 1984 to 1997, Mr. Quinn served as a senior executive at Tribune Company and its Chicago Tribune subsidiary.

         Jeffrey M. Wilkins has served as a Director since 1990. Since August 1989, Mr. Wilkins has served as Chairman, President and Chief Executive Officer of Metatec Corporation, and its successor Metatec International, Inc., a publicly-held company which distributes information utilizing CD-ROM technology.


INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

MEETINGS, COMMITTEES, AND COMPENSATION OF THE BOARD OF DIRECTORS

         Our board of directors had a total of eight meetings during the fiscal year ended June 30, 2000. During fiscal 2000, each of our directors attended 75% or more of the total number of (i) meetings of our board, and (ii) meetings of committees of our board on which the director served.

         As compensation for their services, each non-employee director receives semi-annually, stock options under our 1995 Stock Option Plan to acquire 2,000 shares of our common stock. Each non-employee director who serves on a committee also receives annually options to purchase an additional 4,000 shares of our common stock. These options will vest 100% after one year and terminate ten years after grant. In addition, each non-employee director receives out-of-pocket expenses incurred in connection with attendance at board and committee meetings. On January 1, 2000, Messrs. Boardman, Manser, Quinn, and Wilkins were each granted stock options to acquire 4,000 shares of our common stock at an exercise price of $104.50 per share, and on July 1, 2000, were granted stock options to purchase another 4,000 shares of our common stock at an exercise price of $51.56 per share.

         Our board of directors has two standing committees: a Stock Option and Compensation Committee and an Audit Committee. Our Stock Option and Compensation Committee has the authority to (i) administer our stock option plans, including the selection of optionees and the timing of option grants; and (ii) review and monitor key employee compensation policies and administer our management compensation plans. The members of our Stock Option and Compensation Committee are Messrs. Quinn (Chairman), Boardman and Dixon. Mr. Dixon replaced Mr. Manser as a member of the Stock Option and Compensation Committee upon Mr. Manser's retirement on August 3, 2000. Our Stock Option and Compensation Committee had a total of four meetings during fiscal 2000.

         Our Audit Committee recommends the annual appointment of our independent public accountants with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by us in financial reporting, internal financial auditing procedures and the adequacy of our internal control procedures. Messrs. Dixon (Chairman), Quinn, and Wilkins serve as members of our Audit Committee. Mr. Dixon replaced Mr. Manser as Chairman of the Audit Committee upon Mr. Manser's retirement on August 3, 2000. Our Audit Committee had a total of five meetings during fiscal 2000.

EXECUTIVE OFFICERS

         In addition to Peter J. Kight, the following persons are our executive officers:

         Peter F. Sinisgalli, age 44, has served as our President since May 1999. He also has served as President of CheckFree Services Corporation since May 1999, as Chief Operating Officer of CheckFree Services Corporation since November 1996, and as President of CheckFree Investment Corporation, CheckFree Management Corporation,

CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner, Inc., and CheckFree TransPoint Holdings Inc. Mr. Sinisgalli also serves as a director of CheckFree Services Corporation. From 1994 to 1996, Mr. Sinisgalli was Executive Vice President and Chief Financial Officer of Dun & Bradstreet Software. From 1993 to 1994, Mr. Sinisgalli was Senior Vice President--Group Finance of Dun & Bradstreet Corporation. From 1990 to 1992, Mr. Sinisgalli held various positions with Nielson Media Research, a division of Dun & Bradstreet Corporation. Mr. Sinisgalli also serves as a director of Witness Systems Inc.

         David E. Mangum, age 34, has served as our Executive Vice President and Chief Financial Officer since July 2000. He also has served as Executive Vice President and Chief Financial Officer of CheckFree Services Corporation since July 2000, as Executive Vice President and Treasurer of CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, and CheckFree i-Solutions International, Inc., since August 2000, and as Executive Vice President and Treasurer of CheckFree Finance, Inc., CheckFree International Partner, Inc., and CheckFree TransPoint Holdings Inc. since September 2000. From September 1999 to June 2000, Mr. Mangum served as our Senior Vice President, Finance and Accounting. From July 1998 to September 1999, he worked as Vice President, Finance and Administration, Managed Systems Division for Sterling Commerce, Inc. Prior to that, Mr. Mangum worked as the Director of Finance for XcelleNet, Inc. from February 1997 to July 1998. From May 1993 to January 1997, Mr. Mangum served as Director of Finance for Dun & Bradstreet Software.

         Allen L. Shulman, age 52, has served as our Executive Vice President since August 1998 and as General Counsel since May 1997. He also serves as Executive Vice President and General Counsel of CheckFree Services Corporation, and as Executive Vice President of CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner, Inc., and CheckFree TransPoint Holdings Inc. Mr. Shulman is also a director of CheckFree Investment Corporation and CheckFree Management Corporation. From August 1998 to June 2000, Mr. Shulman served as our Chief Financial Officer, and from May 1997 to August 1998, he served as our Senior Vice President. Immediately prior to joining us, Mr. Shulman was the managing attorney for the Atlanta office of Horvath & Lieber, P.C. From 1983 to 1996, Mr. Shulman was General Counsel and Chief Financial Officer for United Refrigerated Services, Inc.

         Lynn D. Busing, age 48, has served as our Executive Vice President since December 1997. He has also served as Executive Vice President, FI Field Operations of CheckFree Services Corporation since November 1999. Prior to that, Mr. Busing served as Executive Vice President, Corporate Banking of CheckFree Services Corporation from August 1999 to November 1999, and as Executive Vice President, Account Management of CheckFree Services Corporation from February 1996 to August 1999. Mr. Busing was Senior Vice President of Servantis Systems Holdings, Inc. from 1993 to 1996. From 1987 to 1993, Mr. Busing held various management positions with Digital Equipment Corporation.


         Ravi Ganesan, age 34, has served as our Vice Chairman since July 2000. He has also served as Vice Chairman of CheckFree Services Corporation since August 2000, and as Chief Technology Officer of CheckFree Services Corporation since January 1997. From January 1997 to June 2000, Mr. Ganesan served as our Executive Vice President. From 1990 to 1997, Mr. Ganesan held various positions with Bell Atlantic, most recently as Vice President, Distributed Operations & Information Technology from 1995 to 1997.

         Matthew S. Lewis, age 35, has served as our Executive Vice President since August 1999. He has also served as Executive Vice President, EC Product Management and Marketing of CheckFree Services Corporation since January 1998. Prior to that, Mr. Lewis served as our Senior Vice President from December 1997 to August 1999, and as Vice President, Corporate Strategy and Communications for CheckFree Services Corporation from March 1996 to December 1997. From 1988 to 1996, Mr. Lewis held various positions at BankSouth Corporation, including Vice President, Corporate Affairs, Director of Compliance and Director of Communications and Manager of Public Relations.


         Gary A. Luoma, Jr., age 43, has served as our Vice President, Chief Accounting Officer and Assistant Secretary since December 1997. He has also served as Vice President, Chief Accounting Officer and Assistant Secretary of CheckFree Services Corporation (a position he has held since April 1997), and as Vice President and Assistant Secretary of CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner, Inc., and CheckFree TransPoint Holdings Inc. Mr. Luoma is also a director of CheckFree Management Corporation. From 1995 to 1997, Mr. Luoma served as Vice President of Finance, Americas Operations and Assistant Secretary and, from 1990 to 1995, as Director of Finance, Planning and Analysis at Dun & Bradstreet Software. From 1983 to 1990, Mr. Luoma held various financial positions with the American Security Group, including Assistant Treasurer, Assistant Controller and Internal Audit Manager. From 1980 to 1983, Mr. Luoma served as a Certified Public Accountant on the audit staff of Ernst & Whinney.

         Curtis A. Loveland, age 53, has served as our Secretary since December 1997. He also serves as Secretary of CheckFree Services Corporation (a position he has held since 1983), CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner, Inc., and CheckFree TransPoint Holdings Inc. Mr. Loveland has been associated with the law firm of Porter, Wright, Morris & Arthur LLP since 1973 and a partner since 1979.

         Keven M. Madsen, age 40, has served as our Vice President since December 1997 and as Treasurer since August 1998. He has also served as Vice President and Treasurer of CheckFree Services Corporation (a position he has held since July 1997), and as Vice President and Assistant Treasurer of CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner, Inc., and CheckFree TransPoint Holdings Inc. Mr. Madsen also serves as a director of CheckFree Investment Corporation and CheckFree Management Corporation. From December 1997 to August 1998, he served as our Assistant Treasurer. From 1996 to 1998, Mr. Madsen served as Director of Tax & Treasury and Assistant Treasurer of CheckFree Services Corporation. From 1990 to 1996, Mr. Madsen served as Manager of Corporate Tax and Treasury for Dun & Bradstreet Software. Prior to 1990, Mr. Madsen was a Certified Public Accountant in the audit and tax divisions of Arthur Andersen & Co.

         Randal A. McCoy, age 37, has served as our Executive Vice President since August 1999. He has also served as Executive Vice President, EC Development of CheckFree Services Corporation since August 1999. Prior to that, Mr. McCoy served as Senior Vice President, Electronic Commerce Development of CheckFree Services Corporation from February 1998 to August 1999, and as Vice President, Genesis Platform Development of CheckFree Services Corporation from May 1997 to February 1998. From 1990 to 1997, Mr. McCoy was Vice President, Corporate Banking Development at Servantis Systems, Inc. Prior to that, Mr. McCoy worked as a large systems architect at BellSouth Corporation.

         Terrie O'Hanlon, age 39, has served as our Senior Vice President, Corporate Communications and Investor Relations since June 1998. She has also served as Senior Vice President, Corporate Communications and Investor Relations of CheckFree Services Corporation since August 1999. From June 1998 to August 1999, she served as Senior Vice President, Communications and Media Relations of CheckFree Services Corporation. From 1997 to 1998, Ms. O'Hanlon served as Vice President, Corporate Communications at Medaphis Corporation. From 1995 to 1997, Ms. O'Hanlon was Corporate Communications Director of Dun & Bradstreet Software. From 1990 to 1995, Ms. O'Hanlon served as Vice President of Crescent Communications.

         Stephen Olsen, age 40, has served as our Executive Vice President since August 1999. He has also served as Executive Vice President, Chief Information Officer of CheckFree Services Corporation since November 1999. Prior to that, Mr. Olsen served as our Senior Vice President from December 1997 to August 1999, as Executive Vice President, EC Information Technology Operations of CheckFree Services Corporation from August 1999 to November 1999 and as Senior Vice President and Chief Information Officer of CheckFree Services Corporation from March 1997 to August 1999. From 1996 to 1997, Mr. Olsen served as Vice President, Chief Information Officer of Geac Computer Corporation. From 1990 to 1996, Mr. Olsen served as Vice President, Chief Information Officer of Dun & Bradstreet Software.

         Harley J. Ostis, age 43, has served as our Executive Vice President since January 1999. He has also served as Executive Vice President, Human Resources and Administration of CheckFree Services Corporation since January 1999. Mr. Ostis also serves as a director of CheckFree Management Corporation. From 1981 to 1999, Mr. Ostis held various positions with Harris Corporation, most recently as Vice President, Human Resources and Quality for Lanier Worldwide, a division of Harris Corporation.

         Francis X. Polashock, age 45, has served as our Executive Vice President since December 1997. He also serves as Executive Vice President and President, CheckFree Investment Services of CheckFree Services Corporation (a position he has held since June 1999). From May 1997 to June 1999, Mr. Polashock served as Executive Vice President and General Manager, Investment Services Division of CheckFree Services Corporation. From 1981 to 1993, Mr. Polashock held several management positions within Dun & Bradstreet Corporation, most recently as General Manager of Asia Pacific and Latin America. From 1993 to 1997, Mr. Polashock was involved with several entrepreneurial ventures targeted at the Chinese marketplace.

         Glen Sarvady, age 38, has served as our Senior Vice President, Operations Strategy since May 2000. He has also served as Vice President, Operations Strategy and Planning of CheckFree Services Corporation since August 1999. Prior to that, Mr. Sarvady served as Vice President, Operations Strategy and Planning of CheckFree Corporation from August 1999 to May 2000, as Vice President, Financial Planning and Analysis of CheckFree Services Corporation from August 1998 to August 1999, and as Vice President, Business Development of CheckFree Services Corporation from 1997 to 1998. From 1988 to 1997, Mr. Sarvady held a variety of financial management positions with Dun & Bradstreet Corporation, most recently as Vice President, Finance of Dun & Bradstreet Software.

         Thomas Stampiglia, age 44, has served as our Executive Vice President since January 2000. He has also served as Executive Vice President and President
- CheckFree Software Division of CheckFree Services Corporation since February 2000. Prior to that, Mr. Stampiglia served as Vice President of International Operations of Lanier Worldwide from October 1998 to December 1999, and as Vice President and General Manager of the Healthcare Division of Lanier Worldwide from September 1996 to October 1998.

         Officers are elected annually by the board of directors and serve at its discretion. There are no family relationships among our directors and executive officers.

OWNERSHIP OF OUR COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding beneficial ownership of our common stock by each of our directors, each of our executive officers named in the Summary Compensation Table, and our directors and executive officers as a group as of September 1, 2000:

                                                   SHARES BENEFICIALLY OWNED (1)(2)
                                                   --------------------------------
            STOCKHOLDER                                NUMBER            PERCENT
-----------------------------------------------    -------------       ------------
Peter J. Kight (3)                                    6,452,617            8.4%

Mark A. Johnson (4)                                   1,437,422            1.9%

Peter F. Sinisgalli                                      67,536               *

Ravi Ganesan                                             58,441               *

Francis X. Polashock                                     52,376               *

William P. Boardman                                      19,216               *

James D. Dixon                                                0               *

Henry C. Duques                                               0               *

Lewis Levin                                                   0               *

Eugene F. Quinn                                          28,000               *

Jeffrey M. Wilkins                                        8,000               *

All directors and executive officers as a group
   (23 people) (3)(4)                                 8,355,774           10.8%

----------
* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Includes shares purchasable within 60 days after September 1, 2000, pursuant to the exercise of options covering:

         o        726,940 shares for Mr. Kight;
         o        56,646 shares for Mr. Johnson;
         o        33,458 shares for Mr. Sinisgalli;
         o        55,667 shares for Mr. Ganesan;
         o        51,000 shares for Mr. Polashock;
         o        19,000 shares for Mr. Boardman;
         o        24,000 shares for Mr. Quinn,
         o        8,000 for Mr. Wilkins, and
         o 1,157,382 shares for all directors and executive officers as a group.

(3) Includes 8,600 shares held by the Peter J. Kight and Teresa J. Kight 1995 Children's Trust, 764,471 shares held by The PJK GRAT 97-1, The PJK GRAT 97-2, The PJK GRAT 98-1, The PJK GRAT 98-2, The PJK GRAT 98-3 and The PJK GRAT 98-4, and 600,000 shares held by the Peter J. Kight Irrevocable Trust. Mr. Kight disclaims ownership of these shares in which he has no pecuniary interest. Does not include 54,850 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(4) Includes 8,786 shares held by the Mark A. Johnson 1997 Irrevocable Children's Trust. Mr. Johnson disclaims ownership of these shares in which he has no pecuniary interest.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL STOCKHOLDERS

       The following table sets forth information as of September 1, 2000 (except as noted below), relating to the beneficial ownership of our common stock by each person known us to own beneficially more than 5% of the outstanding shares of our common stock.

                                                   SHARES BENEFICIALLY OWNED (1)
                                                   -----------------------------
            STOCKHOLDER                                NUMBER          PERCENT
-----------------------------------------------    -------------     -----------
Microsoft Corporation                                8,567,250          11.3%
  One Microsoft Way
  Redmond, Washington  98052-6399

Peter J. Kight (2)(3)                                6,452,617           8.4%
  4411 East Jones Bridge Road
  Norcross, Georgia 30092


First Data Corporation                               6,567,250           8.6%
  5660 New Northside Drive, Suite 1400
  Atlanta, Georgia 30328-5800

Brown Investment Advisory & Trust Company(4)
Brown Advisory Incorporated                          6,190,827           8.1%
  19 South Street
  Baltimore Maryland 21202

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Includes 726,940 shares purchasable by Mr. Kight pursuant to the exercise of options within 60 days after August 31, 2000.

(3) Includes 8,600 shares held by the Peter J. Kight and Teresa J. Kight 1995 Children's Trust, 764,471 shares held by The PJK GRAT 97-1, The PJK GRAT 97-2, The PJK GRAT 98-1, The PJK GRAT 98-2, The PJK GRAT 98-3 and The PJK GRAT 98-4, and 600,000 shares held by the Peter J. Kight Irrevocable Trust. Mr. Kight disclaims ownership of these shares in which he has no pecuniary interest. Does not include 54,850 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(4) Based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000.


EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid during our fiscal years ended June 30, 1998, 1999 and 2000 to our Chief Executive Officer and each of our four other highest compensated executive officers (collectively, the named executive officers).

                                            SUMMARY COMPENSATION TABLE
                                             ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                           ------------------------    -------------------------
                                                                               AWARDS
                                                                        ------------------------
                                                                        RESTRICTED   SECURITIES
                                                                          STOCK      UNDERLYING       ALL OTHER
                                            SALARY        BONUS           AWARD        OPTIONS      COMPENSATION
 NAME AND PRINCIPAL POSITION      YEAR       ($)           ($)             ($)           (#)           ($)(1)
-----------------------------    ------    --------     -----------     ----------   -----------    ------------
PETER J. KIGHT                    2000     $420,000     $551,850(2)     $      0         50,000        $     0
Chairman and Chief Executive      1999     $400,000     $      0(2)     $      0        100,000        $33,000
Officer                           1998     $375,000     $149,813        $      0        100,000        $33,000

MARK A. JOHNSON(3)                2000     $216,000     $174,480(2)     $      0         12,500        $ 2,000
Vice Chairman, Corporate          1999     $205,000     $      0(2)     $      0         25,000        $ 1,000
Development and Marketing         1998     $182,000     $ 54,600        $      0         25,000        $ 1.000

PETER F. SINISGALLI               2000     $294,000     $326,865(2)     $312,756(4)      40,000        $ 2,000
President and Chief Operating     1999     $280,000     $      0(2)     $      0        116,000(5)     $ 1,000
Officer                           1998     $260,417     $103,125        $      0         58,000        $ 1,000

RAVI GANESAN                      2000     $210,000     $121,800        $      0         12,500        $ 2,000
Executive Vice President and      1999     $200,000     $ 36,000        $      0        150,000(5)     $ 1,000
Chief Technology Officer          1998     $182,000     $ 40,950        $      0        100,000        $ 1,000

FRANCIS X. POLASHOCK
Executive Vice President and      2000     $200,000     $106,400        $      0          7,500        $ 2,000
President Investment Services     1999     $190,000     $ 45,600        $      0        130,000(5)     $ 1,000
Division                          1998     $188,965     $ 65,500        $      0         15,000        $ 1,000

----------
(1) Includes matching contribution to our 401(k) Plan of $2,000 for Mr. Johnson, Mr. Sinisgalli, Mr. Ganesan, and Mr. Polashock for fiscal 2000. Includes matching contribution to our 401(k) Plan of $1,000 for Mr. Johnson, Mr. Sinisgalli, Mr. Ganesan, and Mr. Polashock and $33,000 of debt guarantee compensation for Mr. Kight for fiscal 1999. Includes matching contribution to our 401(k) Plan of $1,000 for Mr. Johnson, Mr. Sinisgalli, Mr. Ganesan, and Mr. Polashock and $33,000 of debt guarantee compensation for Mr. Kight for fiscal 1998 and 1999.

(2) The fiscal 1999 bonuses for Messrs. Kight, Johnson and Sinisgalli were deferred to fiscal 2000. An additional bonus of $156,000 for Mr. Kight, $49,200 for Mr. Johnson, and $92,400 for Mr. Sinisgalli over and above the fiscal 2000 bonus was earned for achievement of our performance targets for fiscal 2000.

(3) Mr. Johnson retired as Vice Chairman, Corporate Development and Marketing effective June 30, 2000.

(4) Upon his promotion to President in August 1999, Mr. Sinisgalli was awarded 12,000 shares of restricted common stock at a fair market value of $26.063 per share. The stock vests over a five year period dependent upon Mr. Sinisgalli's continued employment with the Company.

(5) Includes options granted in fiscal 1999 due to repricing of options granted in fiscal years 1998 and 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning the grant of stock options to the Named Executive Officers under our 1995 Stock Option Plan during the 2000 fiscal year:

                                               INDIVIDUAL GRANTS (1)
                          NUMBER OF
                          SECURITIES       % OF TOTAL                                POTENTIAL REALIZED VALUE AT
                          UNDERLYING    OPTIONS GRANTED     EXERCISE                   ASSUMED ANNUAL RATES OF
                       OPTIONS GRANTED  TO EMPLOYEES IN      PRICE      EXPIRATION   STOCK PRICE APPRECIATION FOR
     NAME                    (#)         FISCAL YEAR(2)    ($/SHARE)       DATE          OPTION TERMS (3)(4)
------------------------------------------------------------------------------------------------------------------
                                                                                           5%($)         10%($)
                                                                                       ------------   ------------
Peter J. Kight               50,000           3.4%          $104.50        2010         $3,285,975     $8,327,305


Mark A. Johnson              12,500           0.8%          $104.50        2010         $  821,494     $2,081,826


Peter F. Sinisgalli          40,000           2.7%          $104.50        2010         $2,628,780     $6,661,844


Ravi Ganesan                 12,500           0.8%          $104.50        2010         $  821,494     $2,081,826


Francis X. Polashock          7,500           0.5%          $104.50        2010         $  492,896     $1,249,096

----------
(1)      This table covers the period from July 1, 1999 to June 30, 2000.

(2) Percentage is based upon 1,472,977 options granted to employees in fiscal 2000.

(3) The dollar amounts in these columns are the product of (a) the difference between (1) the product of the per share market price at the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded over the term of the option (ten years) and (2) the per share exercise price and (b) the number of shares underlying the grant.

(4) The appreciation rates stated are arbitrarily assumed, and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value which may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in our industry and market area, competition, and economic conditions, over which the optionee may have little or no control.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

           The following table provides certain information regarding the number and value of stock options held by our Named Executive Officers at June 30, 2000.


                                                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                                 OPTIONS AT FISCAL YEAR-END (#)     FISCAL YEAR-END ($)(2)
                                                 ------------------------------ ------------------------------
                          SHARES
                         ACQUIRED
                            ON         VALUE
                         EXERCISE    REALIZED
       NAME                 (#)        ($)(1)     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
---------------------   ----------  -----------  ------------   --------------  -------------  ---------------
Peter J. Kight                  0    $        0     726,140        350,000       $32,289,896      $8,697,910

Mark A. Johnson                 0    $        0      56,646         37,701       $ 1,650,869      $  340,311

Peter F. Sinisgalli       118,249    $7,153,504      33,458        196,666       $   657,695      $4,321,620

Ravi Ganesan               69,254    $2,577,167      16,667        185,833       $   118,752      $5,654,948

Francis X. Polashock            0    $        0       5,000        132,500       $    35,625      $4,699,943

----------
(1) Value realized represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without consideration for any taxes or brokerage expenses that may have been owed.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($51.5625 on June 30, 2000). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

EMPLOYMENT AGREEMENTS

         On May 1, 1997, Mr. Kight entered into an employment agreement with us. Mr. Kight's employment agreement provides for a minimum base salary and a covenant not to compete. Mr. Kight's minimum base salary was set at $300,000 until July 1, 1997, when it increased to $375,000. Mr. Kight's base salary was increased to $420,000 for fiscal 2000. Additionally, Mr. Kight received a stock option to purchase 200,000 shares of our common stock at $14.75 per share, the price per share on the date of the employment agreement. The covenant not to compete in Mr. Kight's employment agreement is for the time of employment, plus a one year period following termination of employment. If Mr. Kight's employment is terminated as a result of our change in control (as defined in his employment agreement), if Mr. Kight resigns after a change in control upon making a good faith determination that his employment status or responsibilities have been materially adversely affected, or if Mr. Kight's employment is terminated by us without cause, he is entitled to receive the greater of two times his average annual compensation or an amount equal to his basic salary and incentive compensation until June 30, 2002. The term of Mr. Kight's employment agreement runs through June 30, 2002, and thereafter it renews for one-year periods.

         The following Compensation Committee Report and Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

              REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         Our Stock Option and Compensation Committee has the authority and responsibility to establish, determine and administer:

         o        our officer compensation policies;
         o        the salaries of our executive officers;
         o        the formula for bonus awards to our executive officers; and
         o the grants of stock options to our executive officers and other key employees under our 1995 Stock Option Plan.

Our Stock Option and Compensation Committee consists solely of independent non-employee directors. In general, the philosophy of our Stock Option and Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance as well as our performance. The preferred compensation policy of the Stock Option and Compensation Committee is to set base pay at the lower end of the comparable market ranges, establish performance based annual cash bonus opportunities, and grant significant option positions to key employees to provide greater long term incentives.

         In fiscal 1997, we hired an outside consulting firm to perform an executive compensation survey us. The consulting firm was asked to prepare a survey reviewing base compensation, bonus programs, and stock options in relation to similarly situated companies. The survey concluded that our compensation is mixed when compared to the market, with some positions below market and others above market. After a complete review and discussion of the survey, our Stock Option and Compensation Committee agreed that we would move all executive officers to a July 1 compensation review and adjustment cycle effective July 1, 1997, to permit a more uniform review of executive compensation consistent with salary ranges established for executive positions. Also, based in part on the recommendation of the consulting firm, we entered into an employment agreement with Mr. Kight.

         Mr. Kight's employment agreement, effective May 1, 1997, provided for an increase in base salary for fiscal 2000 from $400,000 to $420,000. In addition, under his employment agreement, Mr. Kight received a one-time stock option grant of 200,000 shares at $14.75 per share, the fair market value of the shares on May 1, 1997. The option shares become 100% vested on May 1, 2003; provided, however, 20% of the option shares will vest and become exercisable at the end of each fiscal year 1998 through 2002 that we attain at least 80% of the budgeted net income or not more than 120% of the budgeted net loss. The stock options also become 100% vested if we terminate Mr. Kight's employment without cause or upon a change in our control, as defined in the employment agreement. The term of the employment agreement is five years, with automatic one-year renewals thereafter.

         In addition to the recommendation of the outside consulting firm, the determination of executive officer base salaries for fiscal 2000 was based primarily on subjective factors, such as our Stock Option and Compensation Committee's perception of individual performance and the executive officer's contribution to our overall performance, and not on specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer's responsibilities.

         In order to motivate management to meet both our short-term and long-term objectives, our Stock Option and Compensation Committee approved an Incentive Compensation Plan for certain executive officers. The bonuses for senior officers were based partially on the achievement of revenue targets and partially on the achievement of our pre-tax earnings targets and, in appropriate cases, partially on achievement of revenue targets and partially on the achievement of pre-tax earnings targets of our operating divisions. Mr. Kight received a bonus of $551,850 in fiscal 2000, $156,000 of which was deferred into fiscal 2000 from fiscal 1999.

         In fiscal 2000, we updated the executive pay survey performed by the outside consulting firm for us in fiscal 1999. The update concluded that our compensation is mixed when compared to the market, with some positions below market and others above market. In general, the results of the update validated our approach to long-term incentives in the aggregate. After a complete review of the individual performance criteria discussed above and discussion of the survey, we approved annual base salaries with target performance bonus percentages for our executive officers for fiscal 2001, which included an increase in Mr. Kight's base salary from $420,000 to $440,000 for fiscal 2001.

         The purposes of our 1995 Stock Option Plan are to provide long-term incentives to key employees and motivate key employees to improve our performance and thereby increase our common stock price. Beginning in fiscal 1997, stock option awards are considered at the time of the hiring of key associates and annually for all key associates by our Stock Option and Compensation Committee. The value of the stock options awarded is entirely dependent upon our stock performance over a period of time.

         The number of shares of our common stock subject to the options granted during fiscal 2000 was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to our future performance. No specific weight was given to any of these factors. Options awarded to each executive officer during previous years were reviewed by our Stock Option and Compensation Committee in determining the size of an option awarded for fiscal 2000.

         Each stock option awarded during fiscal 2000 had an exercise price equal to the fair market value of our underlying common stock on the date of the grant. Generally, stock options granted to our new employees vest and become exercisable at the rate of 20% per year if the option holder remains employed at the time of vesting and terminate ten years from the date of grant. Annual stock option grants to our key employees, however, typically vest and become exercisable at the rate of 33-1/3% per year if the option holder remains employed at the time of vesting and terminate ten years from the date of grant. Pursuant to our policy of granting stock options to key employees on an annual basis, on January 1, 2000, Mr. Kight was granted an option to purchase 50,000 shares at a price of $104.50 per share, the fair market value of the shares on January 1, 2000, vesting at the rate of 33-1/3% per year based on continued employment.

         The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. Generally, we intend that compensation paid to covered employees shall be deductible to the fullest extent permitted by law. Our 1995 Stock Option Plan and our Incentive Compensation Plan are intended to qualify under Section 162(m).


                                         STOCK OPTION AND COMPENSATION COMMITTEE


                                             Eugene F. Quinn (Chairman)
                                             William P. Boardman
                                             James D. Dixon*



* Mr. Dixon became a member of the Stock Option and Compensation Committee on August 3, 2000, as a result of George R. Manser's retirement from our board of directors.

                                PERFORMANCE GRAPH

                      COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE NASDAQ STOCK MARKET - US INDEX
                 AND THE S&P COMPUTER SOFTWARE & SERVICES INDEX

         The following Performance Graph compares our performance with that of the Nasdaq Stock Market - US Index and the S&P Computer Software & Services Index, which is a published industry index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on September 27, 1995 (the effective date our common stock was registered under the Securities Exchange Act of 1934, as amended), in our common stock, and in the Nasdaq Stock Market - US Index and the S&P Computer Software & Services Index and that all dividends were reinvested.

                                                                      Cumulative Total Return
                                             ------------------------------------------------------------------------
                                             9/28/95     12/95      12/96       6/97       6/98       6/99       6/00
CHECKFREE CORPORATION                        100.00     119.44      95.14      97.92     163.54     153.13     286.46
NASDAQ STOCK MARKET (U.S.)                   100.00     103.55     127.41     142.57     187.71     270.28     399.28
S & P COMPUTERS (SOFTWARE & SERVICES)        100.00     102.28     159.01     216.48     335.74     515.69     580.93

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

         Our Amended and Restated Certificate of Incorporation currently authorizes us to issue up to 150,000,000 shares of common stock, $.01 par value, 13,500,000 shares of our preferred stock, $.01 par value, and 1,500,000 shares of Series A Junior Participating Cumulative Preferred Stock, $.01 par value.

         Our board of directors has adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock from 150,000,000 shares to 500,000,000 shares and the authorized number of shares our preferred stock from 13,500,000 shares to 48,500,000 shares. Under the amendment, Section A of Article FOURTH of the Amended and Restated Certificate of Incorporation would read:

                  (A) Aggregate Number of Shares. The aggregate number of shares of stock which the Corporation shall have authority to issue is 550,000,000 shares, consisting of 500,000,000 shares of common stock, $.01 par value (the "Common Stock"), 48,500,000 shares of preferred stock, $.01 par value (the "Preferred Stock"), and 1,500,000 shares of Series A Junior Participating Cumulative Preferred Stock, $.01 par value ("Series A Preferred Stock").

         As of September 1, 2000, of the 150,000,000 shares of common stock presently authorized,75,997,926 shares were issued and outstanding, 8,000,000 shares were reserved for issuance under our stock option plans (excluding the current proposal to increase the number of shares available under our 1995 Stock Option Plan to 12,000,000) and 2,356,557 shares were reserved in the event that holders of our 6 1/2% Convertible Subordinated Notes due 2006 exercised their rights to convert the notes to common shares. In addition, warrants to acquire an additional 10,500,000 shares of our common stock were issued and outstanding.

         In April 2000, we issued approximately 5,000,000 shares of our common stock and assumed stock options totaling over 650,000 shares in connection with the acquisition of BlueGill Technologies, Inc. On September 1, 2000, we issued 17,000,000 shares of our common stock in connection with the acquisition of TransPoint LLC. Additionally, the acquisition of the electronic billing and payment assets of Bank of America, N.A. will require the issuance of approximately 10,000,000 shares and warrants to purchase up to an additional 10,000,000 shares.

         We also anticipate that we may in the future issue additional shares in connection with one or more of the following:

         o        other acquisitions;
         o        strategic investments;
         o corporate transactions, such as stock splits or stock dividends;
         o financing transactions, such as public offerings of common stock or convertible securities;
         o        incentive and employee benefit plans; and
         o otherwise for corporate purposes that have not yet been identified.

         In order to provide our board of directors with certainty and flexibility to undertake such transactions to support our future business growth, the board deems it appropriate at this time to increase the number of authorized shares of our common stock.

         If this proposal is adopted, the additional authorized shares of common stock or preferred stock may be issued upon the approval of our board of directors at such times, in such amounts, and upon such terms as our board of directors may determine, without further approval of the stockholders, unless such approval is expressly required by applicable law, regulatory agencies, or the Nasdaq Stock Market (or any other exchange or quotation service on which our common stock may then be listed). Further, our stockholders will have no preemptive rights to purchase additional shares. Stockholder approval of this proposal will not, by itself, cause any change in our capital accounts. The issuance of additional shares of our common stock may, however, dilute existing our stockholders' equity interest.

         The affirmative vote of the holders of a majority of the shares of our outstanding common stock is required to adopt this proposal. It will become effective upon the filing of a Amended Certificate of Incorporation with the Secretary of State of Delaware, which we intend to make on November 2, 2000, the day after the completion of the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN

         The proposed amendment to the 1995 Stock Option Plan would increase the number of shares of our common stock subject to the plan from 8,000,000 shares to 12,000,000 shares. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of our common stock represented at the annual meeting. We have attached a copy of the Third Amended and Restated 1995 Stock Option Plan as Appendix A to this proxy statement.

GENERALLY

         Our board of directors believes that providing selected persons with an opportunity to invest in CheckFree will give them additional incentive to increase their efforts on our behalf and will enable us to attract and retain the best available associates, officers, directors, consultants and advisers. The description in this proxy statement of the 1995 Stock Option Plan is included solely as a summary, does not purport to be complete, and is qualified in its entirety by the 1995 Stock Option Plan. Our board of directors has approved an amendment to the 1995 Stock Option Plan to increase the number of shares of common stock reserved for issuance upon the exercise of options granted under the 1995 Stock Option Plan from 8,000,000 shares to 12,000,000 shares.

         Our board of directors has approved the increase of the shares of common stock subject to the 1995 Stock Option Plan in view of anticipated increases in the number of associates of the Company due to internal growth and through acquisitions. The 1995 Stock Option Plan was adopted by our board of directors on August 8, 1995 and approved by the stockholders as of August 8, 1995. The 1995 Stock Option Plan was subsequently amended by our board of directors on October 18, 1996, May 1, 1997, September 15, 1997, and August 14, 1998, and such amendments were approved by our stockholders on January 27, 1997, October 30, 1997, and November 9, 1998. The amendment increasing the number of shares of common stock issuable under the 1995 Stock Option Plan was adopted by our board of directors on August 3, 2000. The 1995 Stock Option Plan provides for the grant of options to key associates, officers, directors, consultants and advisers who render services to us. The options may be either Incentive Options or Non-Statutory Options.

ADMINISTRATION OF THE 1995 STOCK OPTION PLAN

         The 1995 Stock Option Plan is administered by our board of directors, which may, and has, delegated all of its powers under the 1995 Stock Option Plan to our stock option and compensation committee, which is authorized to determine:

         -        to whom and at what time the stock options may be granted;
         - the designation of the option as either an Incentive Option or Non-Statutory Option;
         -        the per share exercise price;
         -        the duration of each option;
         - the number of shares subject to each option and any restrictions on such shares;
         -        the rate and manner of exercise; and
         -        the timing and form of payment.

NUMBER OF AUTHORIZED SHARES

         Currently, the number of shares available for issuance under the 1995 Stock Option Plan is 8,000,000 shares of common stock. The maximum number of stock options that may be granted to an individual under the 1995 Stock Option Plan in any calendar year is 500,000 shares. The number and class of shares available under the 1995 Stock Option Plan and subject to outstanding options may be adjusted by the stock option and compensation committee to prevent dilution or enlargement of rights in the event of various changes in our capitalization. Shares of common stock attributable to unexercised options which expire or are terminated may be available for reissuance under the 1995 Stock Option Plan.

ELIGIBILITY AND PARTICIPATION

         Eligibility to participate in the 1995 Stock Option Plan extends to all of our executive, administrative, operational and managerial employees and any of our current or future subsidiaries or parents. Currently, we and our subsidiaries employ approximately 2,473 associates who are eligible to participate. We anticipate that approximately 40% of those eligible will participate in the 1995 Stock Option Plan. Participation in the 1995 Stock Option Plan is at the discretion of the stock option and compensation committee and will be based upon each associate's present and potential contributions to our success and to the success of our subsidiaries and such other factors as the stock option and compensation committee deems relevant. No associate may be granted in any calendar year options covering more than 500,000 shares of common stock.

EXERCISE PRICE

         Incentive Options may not have an exercise price less than the fair market value of our common stock on the date of grant. Non-Statutory Options may have an exercise price less than the fair market value of the underlying common stock on the date of grant; however, in practice the stock option and compensation committee has generally granted Non-Statutory Options at the fair market value of our common stock on the date of grant.

VESTING

         The stock option and compensation committee may determine at the time of grant and thereafter the terms under which options shall vest and become exercisable. Options not exercisable as of the date of a change in control, as defined, of CheckFree will become exercisable immediately as of such date. A change in control of CheckFree shall be deemed to have occurred as of the first day that either of the following has occurred:

         o a person not in control of CheckFree on the effective date of the 1995 Stock Option Plan becomes the beneficial owner, directly or indirectly, of securities representing a majority of the combined voting power of our then outstanding securities; or

         o our stockholders approve a plan of complete liquidation, a sale of all or substantially all of our assets, or a merger, consolidation, or reorganization of CheckFree with or involving another corporation, other than a merger, consolidation, or reorganization that would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of our voting securities (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

SPECIAL LIMITATIONS ON INCENTIVE OPTIONS

         No Incentive Options may be granted to an associate who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of CheckFree, its parent or its subsidiaries, unless the exercise price per share of common stock for the shares subject to such Incentive Options is at least 110% of the fair market value per share of common stock on the date of grant and such Incentive Options is not exercisable for more than five years after its date of grant. In addition, the total fair market value of shares of common stock subject to Incentive Options which are exercisable for the first time by an eligible associate in a given calendar year shall not exceed $100,000, valued as of the date of the Incentive Options' grant. Incentive Options may not have an exercise period that exceeds ten years from the date of grant and are subject to certain other limitations which allow the option holder to qualify for favorable tax treatment. None of these restrictions applies to the grant of Non-Statutory Options, which may have an exercise price less than the fair market value of the underlying common stock on the date of grant, may have a total fair market value of shares subject thereto which are valued in excess of $100,000 in any given calendar year, and may be exercisable for an indeterminate period of time.

EXERCISE OF OPTIONS

         An option may be exercised by written notice to our chief financial officer or other officer designated by the stock option and compensation committee. The exercise price of an option may be paid in cash or, with the consent of the stock option and compensation committee:

         o by delivery of previously acquired shares of common stock that have been held for at least six months, valued at their fair market value on the date they are tendered;

         o by delivery of a full recourse promissory note for the portion of the exercise price in excess of the par value of the shares subject to the option, the terms and conditions of which will be determined by the stock option and compensation committee, and in cash for the par value of the shares;

         o        by any combination of the foregoing methods; or

         o by delivery of written instructions to forward the notice of exercise to a broker or dealer and to deliver to a specified account a certificate for the shares purchased upon exercise of the option and a copy of irrevocable instructions to the broker or dealer to deliver the purchase price of the shares to CheckFree.

TRANSFERABILITY

         An option may not be transferred except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee or by the optionee's guardian or legal representative. Notwithstanding the foregoing, an optionee may transfer a Non-Statutory Option to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners if (a) the stock option agreement with respect to such Non-Statutory Option as approved by the stock option and compensation committee expressly so provides and (b) the optionee does not receive any consideration for the transfer. Non-Statutory Options held by such transferees are subject to the same terms and conditions that applied to such Non-Statutory Options immediately prior to transfer.

EXPIRATION OF OPTIONS

         Options will expire at such time as the stock option and compensation committee determines at the date of grant; provided, however, that no Incentive Options may be exercised more than ten years from the date of grant, unless Incentive Options are held by a 10% stockholder, in which case such Incentive Options may not be exercised more than five years from the date of grant.

TERMINATION OF OPTIONS

         Any option granted under the 1995 Stock Option Plan will, subject to earlier termination by its terms, terminate automatically if not exercised:

         o within 30 days after the optionee's termination of employment with us (other than by reason of death, disability, retirement, or for cause);

         o within one year after the employee's death or termination of employment by us by reason of disability, as defined in the 1995 Stock Option Plan;

         o within three years after an employee's retirement, as defined in the 1995 Stock Option Plan; and

         o prior to termination by us for cause, as defined in the 1995 Stock Option Plan.

TERM OF 1995 STOCK OPTION PLAN

         The 1995 Stock Option Plan will terminate on August 8, 2005, unless earlier terminated by our board of directors.

1995 STOCK OPTION PLAN TABLE

         As of June 30, 2000, options to purchase an aggregate of 6,225,420 shares of the common stock (net of options canceled) had been granted pursuant to the 1995 Stock Option Plan, options to purchase 1,215,056 shares had been exercised, options to purchase 5,010,364 shares remained outstanding, and 1,774,580 shares remained available for future grant. On July 1, 2000, we granted options to purchase 701,652 shares under the 1995 Stock Option Plan, decreasing the number of shares available for issuance from 1,774,580 to 1,073,018. As of June 30, 2000, the market value of all shares of the common stock subject to outstanding options under the 1995 Stock Option Plan and all of our stock option plans was approximately $258,346,894 and $317,724,773 respectively (based upon the closing sale price of the common stock as reported on the Nasdaq National Market on June 30, 2000 of $51.5625 per share). During the fiscal year ended June 30, 2000, options covering 1,472,977 shares of common stock were granted to our employees under the 1995 Stock Option Plan. The market value of the 12,000,000 shares of common stock to be subject to the 1995 Stock Option Plan was approximately $618,750,000 as of June 30, 2000.

         As of June 30, 2000, the following current directors and named executive officers had been granted options under the 1995 Stock Option Plan as follows:

                                                        AVERAGE EXERCISE PRICE
      NAME                  NUMBER OF OPTIONS GRANTED        PER SHARE
-------------------------   -------------------------   ----------------------
Peter J. Kight                       551,000                   $30.29

Mark A. Johnson                       94,347                   $37.47

Peter F. Sinisgalli                  406,373                   $30.98

Ravi Ganesan                         371,754                   $24.33

Francis X. Polashock                 252,500                   $19.41

William P. Boardman                   43,000                   $30.49

James D. Dixon                             -                       --

Henry C. Duques                            -                       --

Lewis Levin                                -                       --

Eugene F. Quinn                       28,000                   $39.20

Jeffrey M. Wilkins                    28,000                   $39.20

         Since adoption of the 1995 Stock Option Plan:

         o all current executive officers, as a group, have been granted options under the 1995 Stock Option Plan covering 2,848,727 shares of common stock (net of options cancelled), which represents approximately 32% of the total number of options granted pursuant to the 1995 Stock Option Plan;

         o all directors who are not executive officers, as a group, have been granted options under the 1995 Stock Option Plan covering 99,000 shares of common stock (net of options cancelled), which represents approximately 1% of the total number of options granted pursuant to the 1995 Stock Option Plan; and

         o all current employees, excluding executive officers, as a group, have been granted options under the

                  1995 Stock Option Plan covering 6,086,216 shares of common stock (net of options cancelled), which represents approximately 67% of the total number of options granted pursuant to the 1995 Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The 1995 Stock Option Plan permits the granting of Incentive Options as well as Non-Statutory Options. Generally, no income is recognized when either type of option is granted to the option holder, but the subsequent tax treatment differs widely.

         Non-Statutory Options. Upon the exercise of a Non-Statutory Option, the excess of the fair market value of the shares on the date of exercise over the option price is compensation to the option holder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as capital gain or loss, respectively, with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

         Incentive Options. Generally, no regular taxable income is recognized upon the exercise of Incentive Options. The tax basis of the shares acquired will be the exercise price. To receive this favorable treatment, shares acquired pursuant to the exercise of Incentive Options may not be disposed of within two years after the date the option was granted, nor within one year after the exercise date. If the shares are sold before the end of these holding periods, the amount of that gain which equals the lesser of the difference between the fair market value on the exercise date and the option price or the difference between the sale price and the option price is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If the holding periods are met, all gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a long-term capital gain or loss, respectively.

         Alternative Minimum Tax. For purposes of determining the option holder's alternative minimum taxable income subject to the alternative minimum tax, the exercise of Incentive Options by an option holder will result in the recognition of taxable income at the time of the exercise of the option in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price. The alternative minimum tax is paid only to the extent it exceeds an individual's regular tax. It is imposed at a rate of 26% on the first $175,000 of alternative minimum taxable income in excess of the applicable exemption amount and at a rate of 28% for any alternative minimum taxable income over that amount. The exemption amount is phased out for higher income taxpayers.

         Exercise with Previously-Owned Shares. All options granted under the 1995 Stock Option Plan may be exercised with payment either in cash or, if authorized in advance by our board of directors, in previously-owned shares of our common stock at their then fair market value, or in a combination of both. When previously-owned shares are used to purchase new shares upon the exercise of Incentive Options or Non-Statutory Options, no gain or loss is recognized by the option holder to the extent that the total value of the old shares surrendered does not exceed the total value of all of the new shares received. If, as would almost always be the case, the value of the new shares exceeds the value of the old shares, the excess amount is not regular taxable income to the option holder, if the option exercised is an Incentive Option and the holding periods discussed above are met for the old shares at the time of exercise. The new shares would also be subject to the holding periods discussed above. On the other hand, if the option exercised is a Non-Statutory Option, the excess amount is taxable as ordinary income.

         Cashless Exercise. Under certain circumstances, a stockholder also may exercise his or her stock option under the Plan by employing a broker to provide us with the exercise price. Undertaking a cashless exercise in conjunction with the exercise of an Incentive Option results in a disposition of those shares before the end of the holding period and causes the stockholder to recognize ordinary income for those Incentive Options that are sold to effect the cashless exercise.

         The Company Deduction. No tax deduction is available to us in connection with the exercise of Incentive Options if the holding periods discussed above are met. We, however, are entitled to a tax deduction in connection with the exercise of Incentive Options if the holding periods discussed above are not met, in an amount equal to the ordinary income recognized by the option holder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations). We are entitled to a tax deduction in connection with a Non-Statutory Stock Option equal to the compensation income recognized by the option holder upon the grant date or the exercise date (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations).

         1998 Tax Reform Act. Under recently enacted legislation, capital gains recognized by option holders generally will be subject to a maximum federal income tax rate of 20%, provided the shares sold or exchanged are held for more than twelve months. If the shares are held for less than twelve months, then the capital gains recognized by option holders will be taxed at a maximum federal income tax rate of 28%.

         Section 162(m). Section 162(m) of the Code does not permit us to deduct non-performance-based compensation in excess of $1,000,000 per year paid to certain covered officers. We believe that compensation paid pursuant to the 1995 Stock Option Plan should qualify as performance-based compensation and, therefore, Section 162(m) should not cause us to be denied a deduction for compensation paid to certain covered officers pursuant to the 1995 Stock Option Plan.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Currently, Messrs. Boardman and Quinn, who are not employees, are members of our stock option and compensation committee. Since 1994, Mr. Kight has served as a member of Metatec International, Inc. and its predecessor's board of directors, of which Mr. Wilkins is Chairman, President and Chief Executive Officer.

TRANSACTIONS BETWEEN INTUIT INC. AND CHECKFREE

         We entered into a services and license agreement with Intuit Inc. in connection with the acquisition of Intuit Services Corporation in January 1997. As of June 30, 2000, Intuit Inc. owned 6.3% of our outstanding common stock. The principal objectives of the agreement were to:

         o establish a continuing cooperative relationship between the parties whereby users of Intuit software products and services would continue to be able to obtain electronic banking and electronic bill payment services from us through these Intuit products and services;

         o provide the means for an orderly transition in the operation and support of several services offered by Intuit Services Corporation that were interdependent on technologies, equipment, facilities, personnel and support services of Intuit and us;

         o set forth the terms on which we and Intuit will cooperate to develop, market, distribute and support some of our respective products and services; and

         o provide for the grant of various technology licenses and mutual support and technical cooperation agreements among the parties.

         During fiscal 2000, we incurred $555,138 in royalty expense in connection with the terms of this agreement.

TRANSACTIONS BETWEEN BANK ONE CORPORATION AND CHECKFREE

         Mr. Boardman, the vice chairman of Bank One, serves on our board of directors. On October 26, 1999, we entered into a new agreement with Bank One Corporation that covers bill payment and other processing services for Bank One, Wingspanbank.com and First USA. Additionally, Bank One purchased from us 250,000 shares of our common stock at $39.25 per share, the then current market price. As part of this long-term business agreement, we also agreed to issue to Bank One warrants to purchase up to three million shares of our common stock. Warrants to purchase one million shares of our common stock were issued upon the execution of the agreement and warrants to purchase the remaining two million shares of our common stock may be issued in the future if specified performance criteria are met. None of the warrants issued or issuable to Bank One may vest prior to September 2002. If the warrants vest, they will be exercisable by Bank One at the market price of our common stock at the time of issuance. Bank One currently owns less than 1% of our outstanding common stock.

         During fiscal 2000, we earned revenue from Bank One totaling $6,049,142 for a combination of electronic bill payment services, software licenses and related maintenance services, and portfolio management services.

TRANSACTIONS BETWEEN BANK OF AMERICA AND CHECKFREE

         Mr. Dixon, Executive of Bankofamerica.com, a subsidiary of Bank of America, serves on our board of directors. During fiscal 2000, we earned $14,607,362 from Bank of America from a combination of electronic bill payment services, software licenses and related maintenance services, and portfolio management services.

MISCELLANEOUS

         Curtis A. Loveland, our Secretary, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which firm serves as our outside general counsel. Mr. Loveland owns less than 1% of our outstanding common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of these reports and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended June 30, 2000.

INDEPENDENT PUBLIC ACCOUNTANTS

         Our board of directors has appointed Deloitte & Touche LLP, independent public accountants, as our auditors for fiscal 2001. Deloitte & Touche LLP has served as our independent public accountants since 1981. Our board of directors believes that the reappointment of Deloitte & Touche LLP for fiscal 2001 is appropriate because of the firm's reputation, qualifications, and experience. Representatives of Deloitte & Touche LLP will be present at our annual meeting and will have an opportunity to make a statement if they desire to do so. These representatives will be available to respond to appropriate questions.

PROPOSALS BY STOCKHOLDERS FOR 2001 ANNUAL MEETING

         If any of our stockholders wishes to submit a proposal to be included in next year's proxy statement and acted upon at our 2001 annual meeting of stockholders, the proposal must be received by our corporate Secretary at our principal executive offices, 4411 East Jones Bridge Road, Norcross, Georgia 30092, prior to the close of business on June 10, 2001. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation to our 2001 annual meeting of stockholders will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after August 24, 2001.

OTHER MATTERS

         As of the date of this proxy statement, our management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the stockholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to these matter in accordance with their best judgment.

         Our 2000 Annual Report to Stockholders, including financial statements, was furnished to our stockholders prior to or concurrently with the mailing of this proxy material.



                                    By Order of the Board of Directors,

                                    Curtis A. Loveland
                                    Secretary

                                                                      APPENDIX A

                              CHECKFREE CORPORATION

                           THIRD AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN

         1. PURPOSE. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain Key Associates, officers, directors, consultants and advisers who render services to CHECKFREE CORPORATION, a Delaware corporation (the "Company"), and any current or future Subsidiary or Parent thereof (together the "Company Group"), by the granting of stock options (the "Options") as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees, officers, directors, consultants and advisers of training, experience and ability. The Options granted under the Plan may be either incentive stock options ("ISOs") which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not meet such requirements ("Non-statutory Options").

         2. EFFECTIVE DATE. The Plan shall become effective on August 8, 1995, the date the Plan was adopted by the Board of Directors of the Company and approved by a majority of the shares of common stock of the Company entitled to vote thereon (the "Effective Date").

         3. ADMINISTRATION.

                 (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"), which may, to the full extent permitted by law, delegate all or any of its powers under the Plan to a committee (the "Committee") which consists of not fewer than two members of the Board. If the Committee is so appointed and to the extent such powers are delegated, all references to the Board in the Plan shall mean and relate to the Committee. If any class of equity securities of the Company is registered under section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), all members of the Committee will be "non-employee directors" as defined in Rule 16b-3(b)(2)(i) promulgated under the 1934 Act (or any successor rule of like tenor and effect) and "outside directors" as defined in section 162(m) of the Code and the regulations promulgated thereunder.

                 (b) Subject to the provisions of the Plan, the Board is authorized to establish, amend and rescind such rules and regulations as it may deem appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Options granted thereunder as it may deem necessary or advisable. All actions taken by the Board under the Plan shall be final and binding on all persons. No member of the Board shall be liable for any action taken or determination made relating to the Plan, except for gross negligence or willful misconduct.

                 (c) Each member of the Board shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent shall not be unreasonably withheld) reasonably incurred by such member in connection with any action taken in relation to the Plan to which he or she may be a party by reason of service as a member of the Board, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the Board member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

         4. ELIGIBILITY.

                 (a) ISOs and Non-statutory Options may be granted to such Key Associates of the Company Group, and Non-statutory Options only may be granted to directors who are not employees of and to consultants and advisers who render services to the Company Group, as the Board shall select from time to time (the "Optionees"). More than one Option may be granted to an individual under the Plan.

                 (b) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under Section 422(b)(6) of the Code to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary corporation; PROVIDED, HOWEVER, this restriction shall not apply if at the time such ISO is granted the option price per Share of such ISO shall be at least 110% of the Fair Market Value of such Share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted. This subparagraph 4(b) has no application to Options granted under the Plan as Non-statutory Options.

                 (c) The aggregate Fair Market Value (determined as of the date the ISO is granted) of Shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under the Plan or any other ISO plan of the Company or the Company Group may not exceed $100,000. If an ISO which exceeds the $100,000 limitation of this subparagraph 4(c) is granted, the portion of such Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Non-statutory Option pursuant to Section 422(d) of the Code. Except as otherwise expressly provided in the immediately preceding sentence, this subparagraph 4(c) has no application to Options granted under the Plan as Non-statutory Options.

         5. STOCK SUBJECT TO PLAN. The stock subject to Options under the Plan shall be shares of the common stock, $.01 par value, of CheckFree Corporation ("Shares"). The Shares issued pursuant to Options granted under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares for which Options may be granted under the Plan shall not exceed 12,000,000 Shares, subject to adjustment in accordance with the terms of paragraph 12 hereof. The maximum number of shares for which Options may be granted under the Plan during any calendar year to any one Key Associate may not exceed 500,000 shares, subject to adjustment in accordance with the terms of paragraph 12 hereof. Any Shares subject to an Option which for any reason expires or is terminated unexercised as to such Shares and any Shares reacquired by the Company pursuant to any forfeiture hereunder may again be the subject of an Option under the Plan. The Board, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options shall constitute general funds of the Company.

         6. TERMS AND CONDITIONS OF OPTIONS.

                 (a) At the time of grant, the Board shall determine whether the Options granted are to be ISOs or Non-statutory Options and shall enter into stock option agreements with the recipients accordingly. All Options granted shall be authorized by the Board and, within a reasonable time after the date of grant, shall be evidenced by stock option agreements in writing ("Stock Option Agreements"), in such form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Board shall from time to time determine. Any action under paragraph 12 may be reflected in an amendment to or restatement of such Stock Option Agreements.

                 (b) The Board may grant Options having terms and provisions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

         7. PRICE. The option price per Share (the "Option Price") of each Option granted under the Plan shall be determined by the Board; PROVIDED, HOWEVER, the Option Price of each ISO granted under the Plan shall not be less than the Fair Market Value (determined without regard to any restrictions other than a restriction which, by its terms, will never lapse) of a Share on the date of grant of such Option. An Option shall be considered granted on the date the Board acts to grant the Option or such later date as the Board shall specify.

         8. OPTION PERIOD. The period during which the Option may be exercised (the "Option Period") shall be determined by the Board; PROVIDED, HOWEVER, any ISO granted under the Plan shall have an Option Period which does not exceed 10 years from the date the ISO is granted.

         9. NON-TRANSFERABILITY OF OPTIONS. An Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by him or by his guardian or legal representative. Notwithstanding the foregoing, an Optionee may transfer a Non-Statutory Option to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners if (a) the stock option agreement with respect to such Non-Statutory Option as approved by the Committee expressly so provides and
(b) the Optionee does not receive any consideration for the transfer. Non-Statutory Options held by such transferees are subject to the same terms and conditions that applied to such Non-Statutory Options immediately prior to transfer.

         10. EXERCISE OF OPTIONS.

                 (a) Options granted hereunder will be exercisable upon the terms and conditions and in accordance with the vesting percentages determined by the Board in its sole discretion. Notwithstanding the foregoing or the terms and conditions of any Stock Option Agreement to the contrary, (i) in the event of the Optionee's termination of employment as specified in subparagraph 11(a), the Options shall be exercisable to the extent and for the period specified in subparagraph 11(a); (ii) in the event of the Optionee's termination of employment by reason death or by the Company by reason of Disability as specified in subparagraph 11(b), the Options shall be exercisable to the extent and for the period specified in subparagraph 11(b); (iii) in the event of the Optionee's termination of employment by reason of Retirement, the Options shall be exercisable to the extent and for the period specified in subparagraph 11(d); and (iv) in the event of a Change in Control, the Options shall become exercisable as specified in subparagraph 12(c).

                 (b) An Option shall be exercisable only upon delivery of a written notice to the Company's Chief Financial Officer or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which it is exercised.

                 (c) Within five business days following the date of exercise of an Option, the Optionee or other person exercising the Option shall make full payment of the Option Price (i) in cash; (ii) with the consent of the Board, by tendering previously acquired Shares which have been held by the Optionee for at least six months (valued at their Fair Market Value as of the date of tender);
(iii) with the consent of the Board, and to the extent permitted by applicable law, with a full recourse promissory note of the Optionee for the portion of the Option Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Board and in cash for the par value of the Shares; (iv) with the consent of the Board, any combination of (i), (ii), or
(iii); or (v) with the consent of the Board, if the Shares subject to the Option have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

                          (A) written instructions to forward a copy of such
                 notice of exercise to a broker or dealer as defined in Section 3(a)(4) and 3(a)(5) of the 1934 Act, and designated in such notice ("Broker"), and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

                          (B) a copy of irrevocable instructions to the Broker
                 to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option.

         If previously acquired Shares are to be used to pay the exercise price of an ISO, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such Shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws.

         11. TERMINATION OF EMPLOYMENT.

                 (a) Upon termination of an Optionee's employment with the Company Group, other than by reason of death or Retirement or termination by the Company by reason of Disability or For Cause, the Optionee shall have 30 days after the date of termination of employment (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him to the extent the same were exercisable on the date of termination. The Board may cancel an Option during the 30-day period after termination of employment referred to in this paragraph if the Optionee engages in employment or activities contrary, in the sole opinion of the Board, to the best interests of the Company.

                 (b) Upon termination of an Optionee's employment by death or by the Company by reason of Disability ("Disability Related Termination"), the Optionee or the Optionee's personal representative, or the person or persons to whom his rights under the Options pass by will or the laws of descent or distribution, shall have one year after the date of death or the date of the Disability Related Termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by the Optionee to the extent the same were exercisable on the date of the Optionee's termination of employment, except that the time elapsed from the date of death or a Disability Related Termination to the date of exercise of such Option shall accrue toward any vesting requirements in the Stock Option Agreement evidencing such Option as if the Optionee had remained employed by the Company.

                 (c) Upon termination of an Optionee's employment For Cause, all Options held by such Optionee shall terminate effective on the date of termination of employment.

                 (d) With respect only to options granted after September 15, 1997, upon termination of an Optionee's employment by reason of Retirement, the Optionee shall have three years after the date of Retirement (but not later than the expiration of the Stock Option Agreement) to exercise any Option held by Optionee at the time of Retirement to the extent the same was exercisable on the date of the Optionee's exercise of the Option, except that the time elapsed from the date of Retirement to the date of exercise of such Option shall accrue toward any vesting requirements in the Stock Option Agreement evidencing such Option as if the Optionee had remained employed by the Company; PROVIDED, HOWEVER, notwithstanding the foregoing, in the event of the Optionee's death after Retirement, the Optionee or the Optionee's personal representative, or the person or persons to whom his rights under the Options pass by will or the laws of descent or distribution, shall have one year after the date of death (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by the Optionee to the extent the same were exercisable on the date of the Optionee's death and the elapsed time from the date of death to the exercise of the Option shall not accrue toward any vesting requirements in the Stock Option Agreement evidencing such Option; PROVIDED FURTHER, at the time of the exercise of an Option by an Optionee following termination of employment by reason of Retirement, the Optionee shall represent and warrant to the Company that he has been in material compliance with all terms and conditions of the Retirement Agreement with the Company (as defined in Section 27(f) hereof); and PROVIDED FURTHER, that in the event that the Optionee violates the Retirement Agreement, all of the Optionee's unexercised Options shall immediately terminate and the Optionee shall return to the Company the economic value of any Option which was realized or obtained (measured at the date of exercise) by the Optionee after the violation of the Retirement Agreement.

         12. STOCK SPLITS; MERGERS; REORGANIZATIONS; CHANGE IN CONTROL.

                 (a) In the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company's capitalization, the aggregate number of Shares for which Options may be granted under this Plan, the number of Shares subject to outstanding Options and the Option Price of the Shares subject to outstanding Options shall be proportionately adjusted or substituted to reflect the same. The Board shall make such other adjustments to the Options, the provisions of the Plan and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.

                 (b) In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to an Option under the Plan and the number and kind of Shares then subject to Options granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder.

                 (c) In the event of a Change in Control, all outstanding options granted under this Plan shall then be immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary waiting or vesting periods specified in this Plan or in any applicable Stock Option Agreement.

         13. SALE OF OPTION SHARES. If any class of equity securities of the Company is registered pursuant to Section 12 of the 1934 Act, any Optionee or other person exercising the Option who is subject to Section 16 of the 1934 Act by virtue of his or her relationship to the Company shall not sell or otherwise dispose of the Shares subject to Option unless at least six months have elapsed from the date of grant of the Option.

         14. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate to the Optionee for such Shares.

         15. NO CONTRACT OF EMPLOYMENT. Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any Optionee any right to continue in the employ or service of the Company or any Parent or Subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company or any Parent or Subsidiary of the Company and the Optionee. Options granted under the Plan shall not be affected by any change of duties or position of the Optionee with the Company.

         16. AGREEMENTS AND REPRESENTATIONS OF OPTIONEES. As a condition to the exercise of an Option, the Board may, in its sole determination, require the Optionee to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

         17. WITHHOLDING TAXES. The Company's obligation to deliver Shares upon exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state or local tax withholding obligations. The Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to or with respect to an Optionee, amounts sufficient to satisfy any federal, state or local withholding tax liability attributable to such Optionee's (or any beneficiary's or personal representative's) receipt or disposition of Shares purchased under any Option or to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligations. The Board, in its sole discretion, may permit Optionees to elect to have Shares that would be acquired upon exercise of Options (valued at their Fair Market Value as of the date of exercise) withheld by the Company in satisfaction of such Optionees' withholding tax liabilities.

         18. EXCHANGES. The Board may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option shall be exercisable at such price, during such period and on such other terms and conditions as are specified by the Board at the time the new Option is granted. Upon surrender, the Options surrendered shall be cancelled and the Shares previously subject to them shall be available for the grant of other Options.

         19. REPURCHASE OF SHARES BY THE COMPANY. Any Shares purchased or acquired upon exercise of an Option may, in the sole discretion of the Board, be subject to repurchase by or forfeiture to the Company if and to the extent and at the repurchase price, if any, specifically set forth in the Stock Option Agreement pursuant to which the Shares were purchased or acquired. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legend provisions as may be set forth in the Stock Option Agreement pursuant to which the Shares were purchased or acquired.

         20. CONFIDENTIALITY AGREEMENTS. Upon the Company's request, each Optionee shall execute, prior to or contemporaneously with the grant of any Option hereunder, the Company's then standard form of agreement relating to nondisclosure of confidential information, noncompetition and/or assignment of inventions and related matters.

         21. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver the Shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under the Plan shall not be exercisable prior to (i) the date upon which the Company shall have registered the Shares for which Options may be issued hereunder under the 1933 Act, and (ii) the completion of any registration or qualification of such Shares under state law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable in connection therewith, or alternatively, unless the Company shall have received an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the Shares subject to such Options under the 1933 Act, or under state or other law.

         22. ASSUMPTION. The Plan may be assumed by the successors and assigns of the Company.

         23. EXPENSES. All expenses and costs in connection with administration of the Plan shall be borne by the Company.

         24. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate, amend or modify the Plan at any time without further action on the part of the shareholders of the Company; PROVIDED, HOWEVER, that (a) in no event shall any amendment be made to the Plan which would cause the ISOs granted hereunder to fail to qualify as incentive stock options under the Code; (b) any amendment to the Plan which requires the approval of the shareholders of the Company under the Code or the regulations promulgated thereunder shall be subject to approval by the shareholders of the Company in accordance with the Code or such regulations; and (c) any amendment to the Plan which requires the approval of the shareholders of the Company under any rules promulgated under the 1934 Act shall be subject to the approval of the shareholders of the Company in accordance with such rules. No amendment, modification or termination of the Plan shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of the Optionee or the transferee of such Option.

         With the consent of the Optionee affected, the Board may amend outstanding Options or related agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding ISO's granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

         25. TERM OF PLAN. The Plan shall become effective on the Effective Date, subject to the approval of the Plan by the holders of a majority of the shares of common stock of the Company entitled to vote on, or within twelve months of, the date of the Plan's adoption by the Board, and all Options granted prior to such approval shall be subject to such approval. The Plan shall terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, shall not affect the rights of Optionees under Options previously granted to them, and all unexpired Options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

         26. LIMITATION OF LIABILITY. The liability of the Company Group under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Stock Option Agreements, and no term or provision of this Plan or of any Stock Option Agreements shall be construed to impose any further or additional duties, obligations or costs on the Company Group not expressly set forth in the Plan or the Stock Option Agreements.

         27. DEFINITIONS.

                 As used in this Plan, the following terms have the meanings indicated.

                 (a) CHANGE IN CONTROL. "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                           (i) Any Person (other than a Person in control of the
Company as of the Effective Date of the Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities; or

                            (ii) The stockholders of the Company approve: (x) a
plan of complete liquidation of the Company; or (y) an agreement for the sale or disposition of all or substantially all the Company's assets; or (z) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

                 However, in no event shall a "Change in Control" be deemed to have occurred, with respect to an Optionee, if the Optionee is part of a purchasing group which consummates the Change in Control transaction. An Optionee shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Optionee is an equity participant or has been identified as a potential equity participant in the purchasing company or group except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors.

                 For purposes of this definition of Change in Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act, and used in Section 13(d) and 14(d) thereof, including a "group" as defined in
Section 13(d) thereof, and "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

                 (b) DISABILITY. "Disability" means any injury of the body or any disorder of the body or mind which renders the Optionee unable to perform the material and substantial duties of his regular employment by the Company Group at the time of the Optionee's termination of employment by the Company Group. The Company's determination that a termination of employment was not a Disability Related Termination may be disputed by the Optionee for purposes of any Option held by the Optionee under this Plan upon written notice to the Company's Chief Financial Officer within 30 days after termination of employment. If so disputed, the Company will promptly select a physician, the Optionee will promptly select a physician, and the physicians so selected will select a third physician ("Independent Physician") who will make a binding determination of Disability for purposes of this Plan. The Optionee will make himself available for and submit to examinations by such physicians as may be directed by the Company. Failure of the Optionee to submit to any examination or failure of the Independent Physician to make his determination within 90 days after the date of the notice that the Optionee disputed the Company's determination shall constitute acceptance of the Company's determination as to Disability. If the decision of the Independent Physician upholds the Company's determination, any outstanding Option held by the Optionee shall be exercisable for 30 days from the date of such decision (but not later than the expiration of the date of the Stock Option Agreement) to the extent that the Option was exercisable on the date of the Optionee's termination of employment and thereafter the Option shall terminate.

                 (c) FAIR MARKET VALUE. If the Shares are publicly traded, the term "Fair Market Value," as used in this Plan, shall mean (i) the closing price quoted in the NASDAQ National Market System, if the Shares are so quoted, (ii) the last quote reported by NASDAQ for small-cap issues, if the Shares are so quoted, (iii) the mean between the bid and asked prices as reported by NASDAQ, if the Shares are so quoted, or (iv) if the Shares are listed on a securities exchange, the closing price at which the Shares are quoted on such exchange, in each case at the close of the date immediately before the Option is granted or, if there be no quotation or sale on that date, the next previous date on which the Shares were quoted or traded. In all other cases, Fair Market Value of the Shares shall be determined by and in accordance with procedures established in good faith by the Board and with respect to ISOs, conforming to regulations issued by the Internal Revenue Service regarding incentive stock options.

                 (d) KEY ASSOCIATES. "Key Associates" means all executive, administrative, operational and managerial employees of the Company Group who are determined by the Board to be eligible for Options under the Plan.

                 (e) PARENT AND SUBSIDIARY. The terms "Parent" and "Subsidiary" shall have the respective meanings set forth in sections 424(e) and (f) of the Code.

                 (f) RETIREMENT. "Retirement" means the termination of employment by an Optionee who has attained the age of at least 59 1/2, who has been continuously employed by the Company Group for at least five years, and who has entered into a written confidentiality and non-competition agreement with the Company ("Retirement Agreement") in a form acceptable to the Board at the time of such termination of employment.

                 (g) TERMINATION OF EMPLOYMENT FOR CAUSE. Termination of employment "For Cause" means termination of employment for (i) the commission of an act of dishonesty, including but not limited to misappropriation of funds or property of the Company; (ii) the engagement in activities or conduct injurious to the reputation of the Company; (iii) the conviction or entry of a guilty or no contest plea to a misdemeanor involving an act of moral turpitude or a felony; (iv) the violation of any of the terms and conditions of any written agreement the Optionee may have from time to time with the Company (following 30 days' written notice from the Company specifying the violation and the employee's failure to cure such violation within such 30-day period); or (v) any refusal to comply with the written directives, policies or regulations established from time to time by the Board.

                                       CHECKFREE CORPORATION


                                       By:  /s/ Peter J. Kight
                                          --------------------------------------
                                            Peter J. Kight
                                            Chairman and Chief Executive Officer

                                                          [ISO /or/ NSO] No. 95-

                              CHECKFREE CORPORATION
                          [INCENTIVE /OR/ NONSTATUTORY]
                             STOCK OPTION AGREEMENT
                                    UNDER THE
                           THIRD AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN

         CheckFree Corporation (the "Company") hereby grants, effective this day of __________________, 19 (the "Effective Date") to _____________ (the
"Optionee") an option to purchase shares of its common stock, without par value (the "Option Shares"), at a price of _______________ Dollars ($________) per share pursuant to the Company's Third Amended and Restated 1995 Stock Option Plan (the "Plan"), subject to the following:

          1. RELATIONSHIP TO THE PLAN. This option is granted pursuant to the Plan, and is in all respects subject to the terms, provisions and definitions of the Plan and any amendments thereto. The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and conditions thereof. The Optionee accepts this option subject to all the terms and provisions of the Plan (including without limitation provisions relating to nontransferability, exercise of the option, sale of the option shares, termination of the option, adjustment of the number of shares subject to the option, and the exercise price of the option). The Optionee further agrees that all decisions and interpretations made by the Stock Option Committee (the "Committee"), as established under the Plan, and as from time to time constituted, are final, binding, and conclusive upon the Optionee and his or her heirs. This option [IS/IS NOT] an Incentive Stock Option under the Plan.

          2. TIME OF EXERCISE. This option may be exercised, from time to time, in full or in part, by the Optionee to the extent the option is vested based upon the number of full years the Optionee is an employee of the Company after the Effective Date (the "Vested Percentage") and remains exercisable (subject to the provisions herein and the Plan) until it has been exercised as to all of the Shares or the anniversary of the Effective Date, whichever occurs first. The Optionee is entitled to exercise this option to the extent of the percentage of, and not to exceed in the aggregate, the maximum number of the Shares, based upon the Vested Percentage, from time to time, as determined in accordance with the following schedule:

             Years of Employment                    Total
            After the Effective Date           Vested Percentage
            ------------------------           -----------------




Notwithstanding the foregoing, this option may not be exercised unless (i) the Option Shares are registered under the Securities Act of 1933, as amended, and are registered or qualified under applicable state securities or "blue sky" laws, or (ii) the Company has received an opinion of counsel to the Company to the effect that the option may be exercised and Option Shares may be issued by the Company pursuant thereto without such registration or qualification. If this option is not otherwise exercisable by reason of the foregoing sentence, the Company will take reasonable steps to comply with applicable state and federal securities laws in connection with such issuance.

          3. METHODS OF EXERCISE. This option is exercisable by delivery to the Company of written notice of exercise which specifies the number of shares to be purchased and the election of the method of payment therefor, which will be one of the methods of payment specified in subparagraph 10(c) of the Plan. If payment is otherwise than payment in full in cash, the method of payment is subject to the consent of the Committee. Upon receipt of payment for the shares to be purchased pursuant to the option or, if applicable, the shares to be delivered pursuant to the election of an alternative payment method, the Company will deliver or cause to be delivered to the Optionee, to any other person exercising this option, or to a broker or dealer if the method of payment specified in clause (iv) of subparagraph 10(c) of the Plan is elected, a certificate or certificates for the number of shares with respect to which this option is being exercised, registered in the name of the Optionee or other person exercising the option, or if appropriate, in the name of such broker or dealer; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction over the exercise of this option will require the Company or Optionee (or other person exercising this option) to take any action in connection with the shares then being purchased, the delivery of the certificate or certificates for such shares may be delayed for the period necessary to take and complete such action.

          4. ACQUISITION FOR INVESTMENT. This option is granted on the condition that the acquisition of the Option Shares hereunder will be for the account of the Optionee (or other person exercising this option) for investment purposes and not with a view to resale or distribution, except that such condition will be inoperative if the Option Shares are registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such shares may be resold without registration. At the time of any exercise of the option, the Optionee (or other person exercising this option) will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's (or such other person's) familiarity with restrictions on the resale of the Option Shares under applicable securities laws.

          5. DISPOSITION OF SHARES. The Optionee or any other person who may exercise this option will notify the Company within seven (7) days of any sale or other transfer of any Option Shares. If any class of equity securities of the Company is registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended, and the Optionee or any other person who may exercise this option is subject to section 16 of that Act by virtue of such Optionee's or person's relationship to the Company, the Optionee or other person exercising this Option agrees not to sell or otherwise dispose of any Option Shares unless at least six (6) months have elapsed from the Effective Date.

          6. WITHHOLDING. As a condition to the issuance of any of the Shares under this Option, Optionee or any person who may exercise this Option authorizes the Company to withhold in accordance with applicable law from any salary, wages or other compensation for services payable by the Company to or with respect to Optionee any and all taxes required to be withheld by the Company under federal, state or local law as a result of such Optionee's or such person's receipt or disposition of Shares purchased under this Option. If, for any reason, the Company is unable to withhold all or any portion of the amount required to be withheld, Optionee (or any person who may exercise this Option) agrees to pay to the Company upon exercise of this Option an amount equal to the withholding required to be made less the amount actually withheld by the Company.

          7. GENERAL. This Agreement will be construed as a contract under the laws of the State of Delaware without reference to Delaware's choice of law rules. It may be executed in several counterparts, all of which will constitute one Agreement. It will bind and, subject to the terms of the Plan, benefit the parties and their respective successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.

OPTIONEE:                                    CHECKFREE CORPORATION



                                             By:
--------------------------------                  ------------------------------
                                             Its:
                                                  ------------------------------

                              CHECKFREE CORPORATION
              4411 EAST JONES BRIDGE ROAD, NORCROSS, GEORGIA 30092

              ----------------------------------------------------

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 1, 2000


         The undersigned stockholder of CheckFree Corporation (the "Company") hereby appoints Peter J. Kight and Peter F. Sinisgalli, or either one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at 4411 East Jones Bridge Road, Norcross, Georgia, on Wednesday, November 1, 2000, at 4:00 p.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned stockholder would have if personally present, for the following purposes:

         1.       Election of Mark A. Johnson and Eugene F. Quinn as Class II
                  Directors.

                           |_|  FOR
                           |_|  WITHHOLD AUTHORITY FOR EACH NOMINEE

                  (INSTRUCTION: TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE,
                  WRITE THAT NOMINEE'S NAME HERE:                            .)
                                                 ----------------------------

         2. To increase the number of authorized shares of the Company from 165,000,000 to 550,000,000, consisting of 500,000,000 shares of common stock, $.01 par value; 48,500,000 shares of preferred stock, $.01 par value, and 1,500,000 shares of Series A Junior Participating Cumulative Preferred Stock, $.01 par value.

                           |_|  FOR
                           |_|  AGAINST
                           |_|  ABSTAIN

         3. To consider and act upon a proposed amendment to the Company's 1995 Stock Option Plan to increase the number of shares of the Company's common stock issuable upon exercise of stock options under the 1995 Stock Option Plan from 8,000,000 shares to 12,000,000 shares.

                           |_|  FOR
                           |_|  AGAINST
                           |_|  ABSTAIN

         4. To transact any other business which may properly come before the annual meeting or any adjournment thereof.

    (Continued and to be signed on other side.)(Continued from other side.)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated October 2, 2000, and the proxy statement of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

         PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.

                                    Dated:                                , 2000
                                          --------------------------------


                                    --------------------------------------------
                                                      (Signature)

                                    --------------------------------------------
                                                      (Signature)

                                    SIGNATURE(S) SHALL AGREE WITH THE NAME(S)
                                    PRINTED ON THIS PROXY. IF SHARES ARE
                                    REGISTERED IN TWO NAMES, BOTH STOCKHOLDERS
                                    SHOULD SIGN THIS PROXY. IF SIGNING AS
                                    ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
                                    OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS
                                    SUCH.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS